                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                       OWENS-ILLINOIS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     [LOGO]

                              OWENS-ILLINOIS, INC.

                           NOTICE AND PROXY STATEMENT

                                      FOR

                       THE ANNUAL MEETING OF SHARE OWNERS

                                   TO BE HELD

                            WEDNESDAY, MAY 10, 2000

                             YOUR VOTE IS IMPORTANT

    PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                              OWENS-ILLINOIS, INC.
                                  ONE SEAGATE
                               TOLEDO, OHIO 43666
                              -------------------
                    NOTICE OF ANNUAL MEETING OF SHARE OWNERS
                              -------------------

Dear Share Owner:

    You are cordially invited to attend the Annual Meeting of Owens-Illinois' share owners which will be held on Wednesday, May 10, 2000, at 2:00 p.m. in the auditorium of the Owens-Illinois World Headquarters Building, One SeaGate, Toledo, Ohio for the purpose of considering and voting upon the following matters:

    1.  The election of two directors for a term of three years.

    2. Such other business as may properly be presented for action at the meeting or any adjournment thereof.

    Enclosed is a Proxy Statement which provides information concerning the Company and the Board of Directors' nominees for election as directors. Also enclosed is a copy of the Company's Annual Report which describes the results of our operations during 1999 and provides other information about the Company which will be of interest.

    The Board of Directors fixed the close of business on March 13, 2000, as the record date for the determination of share owners owning the Company's Common Stock, par value $.01 per share, entitled to notice of and to vote at the Annual Meeting.

    Enclosed is a proxy card which provides you with a convenient means of voting on the matters to be considered at the meeting whether or not you attend the meeting in person. All you need do is mark the proxy card to indicate your vote, sign and date the card, then return it in the enclosed envelope as soon as conveniently possible. If the shares are held in more than one name, all holders of record should sign. If you desire to vote for all of the Board of Directors' nominees, you need not mark your votes on the proxy card but need only sign and date it and return it in the enclosed envelope.

    Management sincerely appreciates your support. We hope to see you at the Annual Meeting.

                                          By order of the Board of Directors,

                                          Joseph H. Lemieux
                                          Chairman of the Board

                                          James W. Baehren
                                          Secretary
March 31, 2000
Toledo, Ohio

                              OWENS-ILLINOIS, INC.
                                  ONE SEAGATE
                               TOLEDO, OHIO 43666

                              -------------------
             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHARE OWNERS
                            TO BE HELD MAY 10, 2000
                            ------------------------

    The Annual Meeting of the share owners of Owens-Illinois, Inc. (herein called the "Company") will be held on Wednesday, May 10, 2000, at 2:00 p.m. in the auditorium of the Owens-Illinois World Headquarters Building, One SeaGate, Toledo, Ohio. At the Annual Meeting, share owners will elect two directors for a term of three years, as more fully described below.

    This Proxy Statement has been prepared in connection with the solicitation by the Company's Board of Directors of proxies for the Annual Meeting and provides information concerning the persons nominated by the Board of Directors for election as directors, and other information relevant to the Annual Meeting. The Company intends to commence distribution of this Proxy Statement and the materials which accompany it on or about March 31, 2000.

    The record of share owners entitled to notice of and to vote at the Annual Meeting was taken as of the close of business on March 13, 2000 (the "record date"), and each share owner will be entitled to vote at the meeting any shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), held of record at the record date.

    Each share owner of record is requested to complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope. The proxy card lists each person nominated by the Board of Directors for election as director. Proxies duly executed and received in time for the meeting will be voted in accordance with share owners' instructions. If no instructions are given, proxies will be voted (a) to elect Joseph H. Lemieux and Michael W. Michelson as directors of the Company for a term of three years, and (b) in the discretion of the proxy holders as to any other business which may properly come before the meeting.

                             ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes as nearly equal in size as practicable. Each class holds office until the third Annual Meeting for selection of directors following the election of such class. The Board of Directors of the Company (the "Board") currently consists of ten members, three of whom are Class III directors whose terms expire at this year's Annual Meeting, four of whom are Class I directors whose terms expire at the 2001 Annual Meeting, and three of whom are Class II directors whose terms expire at the 2002 Annual Meeting. All of the directors listed herein, including the nominees, have served as directors since the last Annual Meeting.

    As a result of the recent decision of Mr. Henry R. Kravis not to seek election to another term, the Board has elected to reduce the size of the Board from ten to nine. The Board is searching for qualified candidates to serve as additional outside directors. Once suitable candidates are identified, the Board will expand the size of the Board to eleven directors and appoint such qualified candidates to fill the resulting vacancies.

    The Board has nominated two persons for election as Class III directors to serve for a three-year term expiring at the Annual Meeting of share owners to be held in 2003 and until their successors have been elected and qualified. The two nominees of the Board are Joseph H. Lemieux and Michael W. Michelson, each of whom is currently serving as a director of the Company. If for any reason any of them should be unavailable to serve, proxies solicited hereby may be voted for a substitute as well as for the other nominees. The Board, however, expects all nominees to be available.

    The nominees and the directors whose terms of office continue after this year's Annual Meeting are listed below with brief statements setting forth their present principal occupations and other information, including directorships in other public companies.

       THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHARE OWNERS
                  VOTE FOR THE TWO NOMINEES IDENTIFIED BELOW.
                      CLASS III: NOMINEES FOR 3-YEAR TERM

Joseph H. Lemieux                                             Director since 1987
Chairman of the Board and                                     Age 69
Chief Executive Officer
Owens-Illinois, Inc.

Mr. Lemieux has been Chairman of the Board of the Company since 1991 and Chief Executive Officer of the Company since 1990. Mr. Lemieux was President and Chief Operating Officer of the Company and its predecessor from 1986 to 1990. Mr. Lemieux is a director of Manor Care Inc. He is chairman of the Executive Committee.

Michael W. Michelson                                          Director since 1987
Member of KKR & Co. L.L.C.,                                   Age 48
the general partner of
Kohlberg Kravis Roberts & Co., L.P.

Mr. Michelson has been a member of the limited liability company which is the general partner of Kohlberg Kravis Roberts & Co., L.P. since January 1, 1996. Prior thereto, he was a general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Michelson also is a general partner of KKR Associates, L.P. Mr. Michelson is a director of Amphenol Corporation, AutoZone, Inc. and KinderCare Learning Centers, Inc. He is chairman of the Compensation Committee and a member of the Executive Committee.

                         CLASS I: TERM EXPIRES IN 2001

James H. Greene, Jr.                                          Director since 1987
Member of KKR & Co. L.L.C.,                                   Age 49
the general partner of
Kohlberg Kravis Roberts & Co., L.P.

Mr. Greene was a general partner of Kohlberg Kravis Roberts & Co., L.P. from January 1, 1993 until January 1, 1996, when he became a member of the limited liability company which is the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Greene has been a general partner of KKR Associates, L.P.

since January 1, 1993, and prior thereto was a limited partner of KKR Associates, L.P. and an executive of Kohlberg Kravis Roberts & Co., L.P. Mr. Greene is a director of Accuride Corporation, and Safeway Inc. He is a member of the Compensation Committee.

George R. Roberts                                             Director since 1987
Managing Member of KKR & Co. L.L.C.,                          Age 56
the general partner of
Kohlberg Kravis Roberts & Co., L.P.

Mr. Roberts is a Founding Partner of Kohlberg Kravis Roberts & Co., L.P. and, effective January 1, 1996, he became a managing member of the limited liability company which is the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Roberts also is a general partner of KKR Associates, L.P. Mr. Roberts is a director of Accuride Corporation, Amphenol Corporation, Borden, Inc., The Boyds Collection, Ltd., Evenflo Company Inc., IDEX Corporation, KinderCare Learning Centers, Inc., KSL Recreation Group, Inc., PRIMEDIA, Inc., Safeway Inc. and Spalding Holdings Corporation. He is a member of the Executive Committee.

Robert J. Dineen                                              Director since 1994
Chairman of the Board of Directors                            Age 70
Layne Christensen Company

Mr. Dineen has been Chairman of the Board of Directors of Layne Christensen Company since 1992. Prior to 1993, Mr. Dineen was President and Chief Executive Officer of The Marley Company for more than five years. Mr. Dineen is a director of Layne Christensen Company and Kansas City Power & Light Company. He is a member of the Audit Committee.

Thomas L. Young                                               Director since 1998
Executive Vice President                                      Age 56
Owens-Illinois, Inc.

Mr. Young has been Executive Vice President, Administration and General Counsel since 1998. He previously served the Company as Executive Vice President, Administration, General Counsel, and Secretary (1993-1998). Mr. Young is a director of Manor Care Inc.

                         CLASS II: TERM EXPIRES IN 2002

Edward A. Gilhuly                                             Director since 1987
Member of KKR & Co. L.L.C.,                                   Age 40
the general partner of
Kohlberg Kravis Roberts & Co., L.P.

Mr. Gilhuly was a general partner of Kohlberg Kravis Roberts & Co., L.P. from January 1, 1995 until January 1, 1996, when he became a member of the limited liability company which is the general partner of Kohlberg Kravis Roberts & Co., L.P. Mr. Gilhuly has been a general partner of KKR Associates, L.P. since January 1, 1995, and prior thereto was a limited partner of KKR Associates, L.P. and an executive of Kohlberg Kravis Roberts & Co., L.P. Mr. Gilhuly is a director of Layne Christensen Company. He is Chairman of the Audit Committee and a member of the Executive and Compensation Committees.

Robert J. Lanigan                                             Director since 1987
Chairman Emeritus                                             Age 72

Mr. Lanigan was the Chairman of the Board of Directors of the Company from 1984 to 1991 and the Chief Executive Officer of the Company from 1984 to 1990.
Mr. Lanigan is a founding partner of Palladium Equity Partners. Mr. Lanigan is a director of DaimlerChrysler AG and IMS Health Incorporated.

John J. McMackin, Jr.                                         Director since 1994
Member                                                        Age 48
Williams & Jensen, P.C.

Mr. McMackin has been a member of Williams & Jensen for more than five years. He is a member of the Audit Committee.

FUNCTIONS OF THE BOARD AND ITS COMMITTEES

    The Board has the ultimate authority for the management of the Company's business. The Board selects the Company's executive officers, delegates responsibilities for the conduct of the Company's operations to those officers, and monitors their performance.

    Important functions of the Board are performed by committees comprised of members of the Board. Subject to applicable provisions of the Company's By-Laws, the Board as a whole appoints the members of each committee. The Board may, at any time, change the authority or responsibility delegated to any committee. There are three regularly constituted committees of the Board: the Executive Committee, the Audit Committee and the Compensation Committee. The Company does not have a nominating committee or any regularly constituted committee performing the functions of such a committee.

    The Executive Committee is empowered to exercise the authority of the Board in the management of the Company between meetings of the Board, except that the Executive Committee may not fill vacancies on the Board, appoint or remove officers, amend the Company's By-Laws or exercise certain other powers reserved to the Board or delegated to other Board committees.

    The Audit Committee recommends to the Board the firm of independent auditors to audit the Company's financial statements for each fiscal year; reviews with the independent auditors the general scope of this service; reviews the nature and extent of the non-audit services performed by the independent auditors; and consults with management on the activities of the Company's independent auditors and the Company's internal control structure.

    The Compensation Committee administers the Amended and Restated Stock Option Plan, the 1997 Equity Participation Plan and certain other benefit plans of the Company and makes recommendations to the Board with respect to the compensation to be paid and benefits to be provided to directors, officers and employees of the Company.

    During 1999, the Board held four formal meetings, the Audit Committee held four formal meetings and the Compensation Committee held one formal meeting. The Executive Committee held no meetings in 1999. During 1999, each member of the Board attended 75% or more of the aggregate number of meetings of the Board and of committees of the Board of which he was a member, except Henry R. Kravis. In addition to the formal meetings indicated above, the Board and the committees of the Board consulted frequently and often acted by written consent taken without a meeting.

           DIRECTOR AND EXECUTIVE COMPENSATION AND OTHER INFORMATION

DIRECTOR COMPENSATION

    Directors of the Company who are not Company officers are paid a fee of $35,000 annually plus expenses associated with meetings of the Company's Board.

SUMMARY COMPENSATION TABLE

    The following table shows, for the years ended December 31, 1997, 1998 and 1999, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company (the "named executive officers") in all capacities in which they served.

                                                         ANNUAL COMPENSATION
                                                --------------------------------------
                                                                            OTHER
                                                                            ANNUAL
             NAME AND                            SALARY       BONUS      COMPENSATION
        PRINCIPAL POSITION             YEAR      ($)(1)       ($)(2)        ($)(3)
-----------------------------------  --------   --------     --------   --------------
Joseph H. Lemieux..................     1999    $625,697     $278,750      $ 77,681
  Chairman and Chief                    1998     601,400      387,500        76,028
  Executive Officer                     1997     578,333      537,500       113,066

Peter J. Robinson (9)..............     1999     480,168(10)  463,543             0
  V.P., General Manager,                1998     275,981      126,755             0
  Asia Pacific Operations

R. Scott Trumbull..................     1999     277,500      160,000        29,846
  Executive V.P.,--International        1998     262,500      200,000        28,869
  Operations/Corp. Development          1997     247,833      240,000        18,610

Terry L. Wilkison..................     1999     277,500      160,000        11,791
  Executive V.P.--Latin                 1998      99,375       90,000         4,532
  American Operations                   1997     248,333      240,000        42,090

Thomas L. Young....................     1999     276,333      160,000        29,057
  Executive V.P.--Administration        1998     255,000      200,000        15,320
  and General Counsel                   1997     236,167      240,000        21,876

                                               LONG TERM COMPENSATION
                                     -------------------------------------------
                                                 AWARDS                PAYOUTS
                                     ------------------------------   ----------
                                     RESTRICTED        SECURITIES     LONG-TERM
                                       STOCK           UNDERLYING     INCENTIVE      ALL OTHER
             NAME AND                 AWARD(S)        OPTIONS/SARS     PAYOUTS      COMPENSATION
        PRINCIPAL POSITION              ($)              (#)(4)         ($)(5)         ($)(6)
-----------------------------------  ----------      --------------   ----------   --------------
Joseph H. Lemieux..................  $2,322,094(7)      160,000        $105,651       $ 54,243(8)
  Chairman and Chief                   746,825          160,000         119,951         57,056
  Executive Officer                    593,208          200,000         231,840         23,113
Peter J. Robinson (9)..............    558,750(11)      100,000               0          4,555(12)
  V.P., General Manager,                     0          100,000               0          4,152
  Asia Pacific Operations
R. Scott Trumbull..................    419,063(13)       75,000          97,718         11,100
  Executive V.P.,--International             0           75,000         109,418         10,500
  Operations/Corp. Development               0           75,000         104,218          9,913
Terry L. Wilkison..................    419,063(14)       75,000          78,778            883
  Executive V.P.--Latin                      0           75,000          89,279          3,975
  American Operations                        0                0         106,514          9,933
Thomas L. Young....................    558,750(15)       75,000          93,600         11,053
  Executive V.P.--Administration             0           75,000         100,152         10,200
  and General Counsel                        0          101,567          94,944          9,447

----------------------------------
 (1) Includes amounts deferred at the election of the named executive officer pursuant to the salary reduction provisions of the Stock Purchase and Savings Program.
 (2) Except as otherwise provided in footnote 10 below, the amounts disclosed in this column represent awards under the Owens-Illinois, Inc. Senior Management Incentive Plan for the year indicated. Except as otherwise provided in footnote 7 below, amounts, if any, deferred at the election of a named executive officer are included in the year earned.
 (3) The amounts disclosed in this column represent amounts reimbursed during the year for the payment of taxes.
 (4) No SAR's were granted to any of the named executive officers during 1999.
 (5) The amounts disclosed in this column represent awards under the Owens-Illinois, Inc. Performance Award Plan for the year indicated. Except as otherwise provided in footnote 7 below, amounts, if any, deferred at the election of an executive officer are included in the year earned.
 (6) Except as otherwise provided in footnote 12 below, the amounts disclosed in this column for 1999 represent matching cash contributions by the Company to the Stock Purchase and Savings Program ("SPASP") and the Executive Savings Plan, both defined contribution plans. The SPASP is a tax-qualified defined contribution plan intended to satisfy the requirements of Section 401(k) of the Internal Revenue Code of 1986. The Company contributes to each participant's account maintained under the SPASP an amount of Company stock equal to 50% of the participant's contributions to the SPASP but not more than 4% of (a) the participant's earnings or (b) $160,000 for 1999, whichever is lower. The difference between the theoretical Company matching contribution under the SPASP for each participant, without regard to the legally imposed maximum, and the maximum contribution permitted under law is used to determine the number of theoretical shares of Company Common Stock which would have been purchased for the participants account in the absence of the IRS limitation on participant's earnings in excess of $160,000 for 1999. Such amount, including interest, is paid in cash to the individual at termination of employment.
 (7) Represents aggregate value of 104,350 shares of restricted stock received by Mr. Lemieux in or with respect to 1999, consisting of 60,000 shares granted under the Company's 1997 Equity Participation Plan and 44,350 shares of restricted stock granted in lieu of cash payments in the amounts of $221,250 and $316,953 pursuant to elections by Mr. Lemieux under the Company's Senior Management Incentive Plan and Performance Award Plan, respectively. See " Board Compensation Committee Report on Executive Compensation--Annual Incentive" and "--Long-Term Incentives" below. As of December 31, 1999, Mr. Lemieux held 104,862 shares of restricted stock of the Company with a value of $2,628,104 (determined by the closing price of the Common Stock on the New York Stock Exchange on December 31, 1999).
 (8) Also includes the $29,215 cash value of a whole life insurance policy purchased by the Company under the Senior Executive Life Insurance Plan and owned by Mr. Lemieux.
 (9) Mr. Robinson became an employee of the Company in May 1998 upon the purchase by the Company of the packaging businesses of BTR plc. His compensation for 1998 is for the period from May 1, 1998 through December 31, 1998.

(10) Includes payment in the amount of $95,773, which payments were made to Mr. Robinson in lieu of contributions on his behalf to a superannuation fund to provide post-retirement pension benefits. Mr. Robinson's bonus is provided under a separate bonus plan relating to the Company's Asia/Pacific business.
(11) Represents aggregate value of 20,000 shares of stock subject to phantom stock units received by Mr. Robinson in 1999 under the Company's 1997 Equity Participation Plan. See "Board Compensation Committee Report on Executive Compensation--Long-Term Incentives" below. As of December 31, 1999, Mr. Robinson held phantom stock units with respect to 20,000 shares of Common Stock of the Company with a value of $501,250 (determined by the closing price of the Common Stock on the New York Stock Exchange on December 31,
    1999).
(12) Represents the statutory minimum amounts contributed by the Company to a superannuation fund on behalf of Mr. Robinson.
(13) Represents aggregate value of 15,000 shares of restricted stock received by Mr. Trumbull in 1999 under the Company's 1997 Equity Participation Plan. See "Board Compensation Committee Report on Executive Compensation--Long-Term Incentives" below. As of December 31, 1999, Mr. Trumbull held 15,000 shares of restricted stock of the Company with a value of $375,938 (determined by the closing price of the Common Stock on the New York Stock Exchange on December 31, 1999).
(14) Represents aggregate value of 15,000 shares of restricted stock received by Mr. Wilkison in 1999 under the Company's 1997 Equity Participation Plan. See "Board Compensation Committee Report on Executive Compensation--Long-Term Incentives" below. As of December 31, 1999, Mr. Wilkison held 15,000 shares of restricted stock of the Company with a value of $375,938 (determined by the closing price of the Common Stock on the New York Stock Exchange on December 31, 1999).
(15) Represents aggregate value of 20,000 shares of restricted stock received by Mr. Young in 1999 under the Company's 1997 Equity Participation Plan. See "Board Compensation Committee Report on Executive Compensation--Long-Term Incentives" below. As of December 31, 1999, Mr. Young held 20,000 shares of restricted stock of the Company with a value of $501,250 (determined by the closing price of the Common Stock on the New York Stock Exchange on December 31, 1999).

OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

    The following table provides information on option grants in 1999 to the named executive officers.

                                   INDIVIDUAL GRANTS                                        POTENTIAL REALIZABLE
---------------------------------------------------------------------------------------       VALUE AT ASSUMED
                                  NUMBER OF                                                     ANNUAL RATES
                                  SECURITIES     % OF TOTAL                                    OF STOCK PRICE
                                  UNDERLYING    OPTIONS/SARS                                  APPRECIATION FOR
                                 OPTIONS/SARS    GRANTED TO    EXERCISE OR                     OPTION TERM(3)
                                   GRANTED      EMPLOYEES IN   BASE PRICE    EXPIRATION   ------------------------
NAME                                 (#)        FISCAL YEAR      ($/SH)         DATE          5%           10%
-------------------------------  ------------   ------------   -----------   ----------   ----------   -----------
Joseph H. Lemieux..............      160,000(2)       9.0%      $23.9375      04/07/09    $2,408,666   $ 6,104,034
Peter J. Robinson..............      100,000(2)       5.6%       23.9375      04/07/09     1,505,417     3,815,021
R. Scott Trumbull..............       75,000(2)       4.2%       23.9375      04/07/09     1,129,062     2,861,266
Terry L. Wilkison..............       75,000(2)       4.2%       23.9375      04/07/09     1,129,062     2,861,266
Thomas L. Young................       75,000(2)       4.2%       23.9375      04/07/09     1,129,062     2,861,266

------------------------------

(1) No SAR's were granted to any of the named executive officers during 1999.

(2) Exercises of one-half of the options are permitted after each of the fifth and sixth anniversaries of the date of the grant; provided, options shall become exercisable after the first anniversary of the date of the grant thereof at the time when the average fair market value per share (as evidenced by the closing price of the underlying stock on the principal exchange on which it is traded) for any period of 20 consecutive trading days (commencing after such first anniversary) is at least equal to the product of the fair market value per share on the date of grant times the amount shown below under "Stock Price Multiple" as to the percentage of the shares of stock initially subject to the option shown below under "Exercise Percentage."

     STOCK PRICE         RESULTING
      MULTIPLE          STOCK PRICE   EXERCISE PERCENTAGE
         120%             $28.73               25%
         144%              34.47               50%
         172%              41.17               75%
         206%              49.31              100%

    Under the Second Amended and Restated Stock Option Plan for Key Employees of Owens-Illinois, Inc., for all options granted between January 1, 1992 and December 31, 1996, rights to receive Additional Options, as defined in the Second Amended and Restated Stock Option Plan for Key Employees of Owens-Illinois, Inc., are attached to each option and Additional Options will be granted upon exercise, subject to certain conditions, if the exercise price is paid using shares of Owens-Illinois Common Stock owned by the optionee or the related tax obligation is paid using shares of Owens-Illinois Common Stock owned by the optionee or by relinquising Owens-Illinois Common Stock which the optionee is entitled to receive upon the exercise of the options. Under the 1997 Equity Participation Plan of Owens-Illinois, Inc., for all options granted under the plan, rights to receive Additional Options, as defined in the 1997 Equity Participation Plan of Owens-Illinois, Inc., are attached to each option and Additional Options will be granted upon exercise, subject to certain conditions, if the exercise price is paid using shares of Owens-Illinois Common Stock owned by the optionee or the related tax obligation is paid using shares of Owens-Illinois

    Common Stock owned by the optionee or by relinquishing Owens-Illinois Common Stock which the optionee is entitled to receive upon the exercise of the options.

(3) Based on actual option term and annual compounding. The assumed annual rates of appreciation of 5 and 10 percent would result in the price of the Company's Common Stock increasing to $38.992 and $62.088, respectively.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
  FISCAL YEAR-END OPTION/SAR VALUES

    Shown below is information with respect to the unexercised options to purchase the Company's Common Stock granted in 1999 and prior years to the named executive officers and held by them at December 31, 1999. No options were exercised by named executive officers in 1999.

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS/SARS AT          IN-THE-MONEY OPTIONS/SARS
                                                                 DECEMBER 31, 1999          AT DECEMBER 31, 1999(1)
                                                            ---------------------------   ---------------------------
NAME                                                        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------------------------  -----------   -------------   -----------   -------------
Joseph H. Lemieux.........................................    325,000        470,000      $3,404,688      $180,000
Peter J. Robinson.........................................          0        200,000               0       112,500
R. Scott Trumbull.........................................     47,500        206,250         300,859        84,375
Terry L. Wilkison.........................................          0        150,000               0        84,375
Thomas L. Young...........................................     83,491        206,250         420,572        84,375

------------------------------

(1) Based on the closing price of the Company's Common Stock on the New York Stock Exchange on that date of $25.0625.

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

    The named executive officers are covered by the Company's Performance Award Plan ("PAP") under which eligible employees receive annual cash awards payable at the end of the three-year period covered by the grant of the award. Award payouts under PAP are based on the average annual attainment of the performance objectives set by the Compensation Committee of the Board. For the 1999-2001 award period, performance will be evaluated in comparison to the Company's attained level of earnings per share relative to objectives for that period. The target amounts shown below are earned by Company performance at the level of 100% of the established objectives, with such payment percentage increasing or decreasing four percentage points for each single percentage point increase or decrease, respectively, in performance.

                                                              PERFORMANCE
                                                                OR OTHER      ESTIMATED FUTURE PAYOUTS UNDER
                                                              PERIOD UNTIL     NON-STOCK PRICE-BASED PLANS
                                                               MATURATION    --------------------------------
NAME                                                           OR PAYOUT     THRESHOLD    TARGET     MAXIMUM
----                                                          ------------   ---------   --------   ---------
Joseph H. Lemieux...........................................   1999-2001     $101,250    $506,250         (1)
Peter J. Robinson...........................................   1999-2001       33,053     165,267         (1)
R. Scott Trumbull...........................................   1999-2001       24,480     122,400         (1)
Terry L. Wilkison...........................................   1999-2001       24,496     122,480         (1)
Thomas L. Young.............................................   1999-2001       24,400     122,000         (1)

------------------------------
(1) The maximum dollar amount that may be earned under PAP is not capped.

PENSION PLANS

    The following table illustrates the estimated annual benefits payable under the Owens-Illinois Salary Retirement Plan (the "Retirement Plan") and nonqualified retirement plans in various average earnings classifications upon normal retirement at age 65:

                                                YEARS OF CREDITED SERVICE
  HIGHEST THREE-YEAR      ---------------------------------------------------------------------
AVERAGE ANNUAL EARNINGS      20         25         30          35           40           45
-----------------------   --------   --------   --------   ----------   ----------   ----------
       $  200,000         $ 52,838   $ 66,047   $ 79,257   $   92,466   $  104,586   $  116,706
          400,000          109,373    136,716    164,059      191,402      213,866      238,106
          600,000          166,515    208,144    249,773      291,402      323,146      359,506
          800,000          223,658    279,573    335,487      391,402      432,426      480,906
        1,000,000          280,801    351,001    421,202      491,402      541,706      602,306
        1,200,000          337,944    422,430    506,916      591,402      650,986      723,706
        1,400,000          395,087    493,859    592,630      691,402      760,266      845,106
        1,600,000          452,230    565,287    678,345      791,402      869,546      966,506
        1,800,000          509,373    636,716    764,059      891,402      978,826    1,087,906
        2,000,000          566,515    708,144    849,773      991,402    1,088,106    1,209,306
        2,200,000          623,658    779,573    935,487    1,091,402    1,197,386    1,330,706

    The above pension table illustrates benefits calculated on a straight-life annuity basis, and reflects the greater of the regular benefit or the "grandfathered" benefit available under the formula in effect prior to January 1, 1989. The regular benefit does not contain an offset for social security or other amounts, whereas the "grandfathered" benefit does provide for a partial offset for social security benefits.

    The compensation covered by the plans under which the benefits are summarized in the table above equals the sum of base salary, Senior Management Incentive Plan and Performance Award Plan payments, as reported in the Summary Compensation Table for the named executive officers for the last three fiscal years, and is equal to the highest three-year average of such amounts. At January 31, 2000, Mr. Lemieux had 42 years of credited service, Mr. Trumbull had 28 years of credited service, Mr. Wilkison had 1 year of credited service and Mr. Young had 23 years of credited service under the Retirement Plan. To the extent that benefits in the preceding table cannot, under the limitations of the Code, be provided under the Retirement Plan, such benefits will be provided under the Company's Supplemental Retirement Benefit Plan. Peter J. Robinson is not covered by a Company-sponsored pension plan.

    EMPLOYMENT AGREEMENTS. The Company entered into employment agreements with certain officers, including the named executive officers listed above, that entitle the participants to receive their base salaries and to participate in designated benefit plans of the Company. The agreements provide for termination of employment at any time, with or without cause, and the benefit plans designated therein and each employee's rights to receive salary and bonuses pursuant thereto are subject to modification by the Company in its sole discretion. Such employment agreements permitted executive officers to take part in the Senior Executive Life Insurance Plan, as in effect through the end of 1999, whereby the Company purchased life insurance policies which were transferred to the participants subject, in part, to the executive agreeing not to compete with the Company.

CERTAIN TRANSACTIONS

    During 1999, the law firm of Williams & Jensen, P.C., of which Mr. McMackin is a member, received fees for legal services in connection with various matters. It is anticipated that the Company will continue to utilize the services of Williams & Jensen, P.C. on various Company matters.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    The following non-employee directors serve on the Compensation Committee of the Company's Board of Directors: Edward A. Gilhuly, James H. Greene, Jr. and Michael W. Michelson (chair). Until June, 1987, Mr. Gilhuly and Mr. Greene were officers of the Company. Messrs. Greene, Michelson and Gilhuly are members of KKR & Co. L.L.C., the general partner of Kohlberg Kravis Roberts & Co., L.P., which provides management, consulting and financial services to the Company for an annual fee. In 1999 the payment for the management fee and expenses was $1,520,879. Such services include, but are not necessarily limited to, advice and assistance concerning any and all aspects of the operation, planning and financing of the Company and its subsidiaries, as needed from time to time.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") of the Company's Board of Directors establishes the Company's policies regarding the compensation of its executive officers and other key managers, and oversees the compensation practices employed pursuant to those policies. The Committee also administers the Company's Equity Participation Plan, the Performance Award Plan ("PAP"), and, with the Chief Executive Officer, the Senior Management Incentive Plan ("SMIP"). The Committee has direct responsibility for the compensation of the Chief Executive Officer.

    The Company's principal objective is to increase share owner value over time. The Committee's executive compensation policies are intended and structured to achieve this objective by emphasis on and adherence to the following principles: (1) focus on a significant equity orientation among executives to align their interests with those of all other share owners,
(2) linkage of compensation with achievement of certain specific financial, strategic and operating goals which underlie long-term share owner value,
(3) maintenance of plans which are intended to be competitive with those of other successful companies of comparable size, particularly those in the industries in which the Company competes, and (4) effective communication and straightforward administration of plans that are well understood and not unduly complex.

    The components of the Company's executive officer compensation are:

                  - Base Salary
                  - Annual Incentive
                  - Long-Term Incentives
                  - Benefits

    BASE SALARY. Base salaries are set at levels intended to be competitive with industrial companies of comparable size in a broad range of American industries, which the Committee believes are the Company's competitors for executive talent. The Committee reviews salaries annually and provides salary adjustments based on periodic reviews of competitive considerations. In 1999, Mr. Lemieux was granted a $24,500 increase in base salary, representing a 4.0% adjustment on an annualized basis.

    ANNUAL INCENTIVE. The Company's SMIP establishes target annual incentives for key executives in the form of a percentage of base salary (up to a maximum target incentive of 100% in the case of the Chief Executive Officer). The SMIP provides for annual incentive awards consisting of a corporate performance component based on annual rate of return on net assets ("RONA") and an earnings per share ("EPS") targets, on an equally weighted basis, established by the Board as the performance objectives for the year, an operating unit RONA performance component (for executive positions at the unit level), and a discretionary component. Each performance component and, in the aggregate, the discretionary components are contingent on the Company's performance relative to the corporate RONA and EPS objectives for the year.

    The SMIP establishes quantitative relationships between performance and payout percentages within defined minimum/maximum ranges. The total bonus pool available for distribution to all covered executives, including the Chief Executive Officer, cannot exceed 150% of the total of all target bonuses for the covered executives.

    A recipient of an SMIP payment may elect to receive restricted stock in lieu of cash for all or a portion of such payment. Such restricted stock is issued under the terms of the 1997 Equity Participation Plan of Owens-Illinois, Inc., which plan was approved by the share owners at the 1997 Annual Meeting. A recipient who so elects receives a number of shares of restricted stock equal to 120% of the amount of cash forgone divided by the closing price of the Common Stock on the last trading day prior to the date on which the cash amount would have been paid. Except as otherwise provided in the 1997 Equity Participation Plan of Owens-Illinois, Inc., such restricted stock vests on the third anniversary of the date on which the cash amount would have been paid.

    Based on the Committee's evaluation of the Company's RONA and EPS performance relative to its 1999 RONA and EPS objectives, and further based on the Committee's evaluation of certain other performance factors relating to the Chief Executive Officer, Mr. Lemieux was granted an SMIP award of $500,000 for 1999.

    LONG-TERM INCENTIVES. There are two forms of long-term incentives utilized for key executives: PAP, which provides cash awards, and the Company's Equity Participation Plan, which provides for grants of stock options and restricted stock.

    The PAP establishes target cash awards for key executives based on a percentage of base salary at the time of the award (up to a maximum target award of 75% in the case of the Chief Executive Officer). The PAP is based on a three-year performance cycle. Award payouts are based on the average annual attainment of the performance objectives set by the Board for each year of each award period. The Board establishes the performance criteria under this Plan and sets the relative weighting where multiple criteria are applicable. For the 1998-2000 and 1999-2001 award period, performance will be evaluated in comparison to the Company's attained level of EPS relative to objectives for these periods. Under the Plan, performance at the level of 100% of these established objectives results in a 100% payment of the PAP award, with such payment percentage increasing or decreasing four percentage points for each single percentage point increase or decrease, respectively, in performance.

    A recipient of a PAP payment may elect to receive restricted stock in lieu of cash for all or a portion of such payment on the same terms described above with respect to SMIP payments.

    The Committee previously approved a PAP allotment to Mr. Lemieux for the 1997-1999 award period of $451,500, and the Committee determined, in the manner described in the immediately preceding paragraph, that performance in 1997-1999 award period relative to the earnings per share objective established for this period warranted a 93.6% payout of Mr. Lemieux's 1997-1999 PAP allotment.

    In 1999, the Committee approved a PAP allotment to Mr. Lemieux for the 1999-2001 award period of $506,250.

    The Company Equity Participation Plan provides executives with the opportunity to acquire an equity interest in the Company and to share in the appreciation of the value of the stock. Stock options only have value if the stock price appreciates from the date the options are granted. Furthermore, under the form of Stock Option Agreement currently approved by the Committee, exercisability of options is not available until the fifth year after the grant date unless exercisability has been accelerated by virtue of increase(s) in the Company stock price.

    Each year the Committee determines the total number of options to be awarded to all eligible key employees as a group. The Committee determined that in 1999 a pool approximately equal to 1.2% of the total number of outstanding shares of common stock of the Company was sufficient to achieve the overall goals of the plan. The number of options awarded to each eligible key employee, including the Chief Executive Officer and each executive officer, is based on the opportunity for such individual to enhance share owner value through the effective performance of such individual's job responsibilities. Consideration is also given to the total number of options previously granted to such individual. In 1999, Mr. Lemieux was granted options on 160,000 shares.

    In addition to the options granted in 1999, the Committee approved the granting of restricted stock to certain eligible key employees, including the Chief Executive Officer and each executive officer. These shares of restricted stock were granted under the 1997 Equity Participation Plan as part of the Company's program to retain the services of its key employees. The restrictions on the shares do not lapse until the later to occur of (a) the third anniversary of the granting of the shares and (b) normal retirement, early retirement with consent of the Chief Executive Officer of the Company (or, in the case of the Chief Executive Officer of the Company, with the consent of the Committee), or a termination of employment of the grantee that is not initiated by, and not voluntary on the part of the grantee, other than for cause. The restrictions also lapse upon the death or total disability of the grantee. In the event of a termination of the grantee's employment prior to the lapse of the restrictions, the Company may repurchase the shares for $.01 per share. In consideration of the granting of the shares of restricted stock, each grantee agreed to a non-competition covenant. In 1999, Mr. Lemieux was granted 60,000 shares of such restricted stock.

    For some foreign executives, the receipt of restricted stock is not tax effective. In those cases, phantom stock units are issued in lieu of shares of restricted stock. The terms under which the phantom stock units vest are substantially the same as those applicable to the lapsing of restrictions on shares of restricted stock. Upon the vesting of each phantom stock unit, the grantee will receive one share of the Company's common stock.

    BENEFITS. Benefits offered to executive officers are essentially the same as those offered to all salaried employees of the Company. The level and nature of such benefits are reviewed from time to time to ensure that they are competitive, tax efficient, and otherwise appropriate in the judgment of the Committee.

    The Committee believes that the executive compensation policies and programs described above serve the interest of all share owners and the Company and substantially link the compensation of the Company's executives with the Company's performance.

    TAX DEDUCTIBILITY COMPENSATION. During 1993, the Internal Revenue Code of 1986 was amended by adding a new Section 162(m), which denies a tax deduction to a publicly held corporation for compensation paid to its Chief Executive Officer and its other four most highly compensated officers to the extent any such compensation exceeds $1 million in a taxable year after 1993. Such denial of tax deductibility is subject, however, to an exception for "performance-based compensation." The Internal Revenue Service has issued regulations purporting to interpret and implement the provisions of Section 162(m).

    Mr. Lemieux is the only executive whose compensation under the Company's cash compensation plans is potentially subject to the provisions of
Section 162(m). Mr. Lemieux has elected, pursuant to a deferred compensation plan previously approved by the Committee, to defer until his retirement an amount of his potential incentive compensation for 1999 such that his total compensation will not in any event exceed the $1 million deductibility limit in 2000. Of the amount deferred by Mr. Lemieux for 1999, $538,203 was taken in the form of restricted stock under the 1997 Equity Participation Plan.

                                          Michael W. Michelson, Chairman

                                          Edward A. Gilhuly

                                          James H. Greene, Jr.

PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURN
               AMONG OWENS-ILLINOIS, S&P 500 AND PACKAGING GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      OWENS-ILLINOIS  S&P 500  REVISED PACKAGING GROUP  PREVIOUS PACKAGING GROUP
1994         $100.00  $100.00                  $100.00                   $100.00
1995         $131.82  $137.58                  $112.24                   $118.19
1996         $206.82  $169.17                  $145.51                   $146.27
1997         $344.88  $225.60                  $186.56                   $175.63
1998         $278.41  $290.08                  $156.79                   $165.82
1999         $227.84  $351.12                  $154.91                   $228.68

    The above graph compares the performance of the Company's Common Stock with that of a broad market index (the S&P 500 Composite Index) and a packaging group consisting of companies with lines of business or product end uses comparable to those of the Company for which market quotations are available.

    The "revised" packaging group presented above reflects changes from the "previous" packaging group which was presented in the prior year performance graph. American National Can Group, Inc. has been added using market quotations from the date first available in July, 1999. This addition to the packaging group did not have a significant effect on the total return for 1999. The following companies were removed from the previous packaging group because they have divested the lines of business or product end uses which were comparable to those of the Company: Johnson Controls, Inc., The Mead Corp., Reynolds Metals Co., and Tredegar Industries. Their elimination from the packaging group in 1999 did not have a significant effect on total returns for prior periods. Aluminum Co. of America ("Alcoa") has also been eliminated from the group. Based on market capitalization, Alcoa accounted for over 25% of the previous packaging group's weighted average return in 1999. Because Alcoa's packaging businesses are relatively small compared to its non-packaging businesses, the Company determined that it should be eliminated from the group. The elimination of Alcoa did not have a significant effect on total returns for any of the periods presented except 1999. The performance of the group as constituted in the prior year is shown as the "previous" packaging group.

    The "revised" packaging group consists of: AptarGroup, Inc., Avery Dennison Corp., Ball Corp., Bemis Company, Inc., BWAY Corp., Chesapeake Corp., Crown Cork & Seal Company, Inc., Liqui-Box Corp., Multi-Color Corp., Owens-Illinois, Inc., Sealed Air Corp., Silgan Holdings Inc., Sonoco Products Co., U.S. Can Corp., and Vitro Sociedad Anonima (ADSs).

    The comparison of total return on investment for each period is based on the change in market value of the stock, including additional shares assumed purchased through reinvestment of dividends, if any.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 13, 2000 (except as otherwise noted in the footnotes below) by each beneficial owner of more than five percent of the Company's outstanding Common Stock known to the Company, each of the Company's directors and nominees for director, each of the named executive officers and all directors and executive officers of the Company as a group. No director, nominee for director, named executive officer or other executive officer beneficially owned any of the Company's preferred stock.

                                                                   NUMBER OF
                      NAME AND ADDRESS                        SHARES BENEFICIALLY
                    OF BENEFICIAL OWNER                            OWNED(1)            PERCENTAGE
------------------------------------------------------------  -------------------      ----------
KKR Associates, L.P.(2).....................................      36,000,000              24.5%
  9 West 57th Street
  New York, New York 10019
FMR Corp.(3)................................................      20,177,262              13.7
  82 Devonshire Street
  Boston, Massachusetts 02109
Sanford C. Bernstein & Co., Inc.(4).........................      13,263,010               9.0
  767 Fifth Avenue
  New York, New York 10153
Putnam Investments, Inc.(5).................................       9,260,581               6.3
  One Post Office Square
  Boston, MA 02109
State Street Bank and Trust Company(6)......................      16,176,606              11.0
  225 Franklin Street
  Boston, MA 02110
Joseph H. Lemieux(1)........................................         925,166(7)(8)         0.6
Thomas L. Young(1)..........................................         160,372(7)(8)         0.1
Robert J. Dineen(1).........................................          27,282             --
Edward A. Gilhuly(2)........................................          10,000             --
James H. Greene, Jr.(2).....................................        --                   --
Henry R. Kravis(2)..........................................        --                   --
Robert J. Lanigan(1)........................................         353,278               0.2
John J. McMackin, Jr.(1)....................................          28,019             --

                                                                   NUMBER OF
                      NAME AND ADDRESS                        SHARES BENEFICIALLY
                    OF BENEFICIAL OWNER                            OWNED(1)            PERCENTAGE
------------------------------------------------------------  -------------------      ----------
Michael W. Michelson(2)(9)..................................          20,000             --
George R. Roberts(2)........................................        --                   --
Peter J. Robinson(1)........................................          20,000(7)(8)          --
R. Scott Trumbull(1)........................................         172,996(7)(8)         0.1
Terry L. Wilkison(1)........................................          57,444(7)(8)          --
All directors and executive officers as a group (other than
  as set forth in relation to KKR Associates, L.P.) (28
  persons)(1)...............................................       2,598,289(7)(8)         1.8

------------------------

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date if such person has the right to acquire such shares within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The information includes: all currently exercisable options granted to Messrs. Lemieux, Young, Dineen, Lanigan, McMackin, Robinson, Trumbull and Wilkison. The number of shares beneficially owned includes 325,000 shares subject to options granted to Mr. Lemieux; 83,491 shares subject to options granted to Mr. Young; 18,182 shares subject to options granted to Mr. Dineen; 75,000 shares subject to options granted to Mr. Lanigan; 18,391 shares subject to options granted to Mr. McMackin; 47,500 shares subject to options granted to Mr. Trumbull; and 943,339 shares subject to options granted to all directors and officers as a group (other than as set forth in relation to KKR Associates, L.P.). Mr. Robinson and Mr. Wilkison hold no options exercisable within 60 days. For purposes of this table, Mr. Robinson is deemed to have "beneficial ownership" of 20,000 phantom stock units issued under the Company's 1997 Equity Participation Plan.

(2) Shares shown as owned by KKR Associates, L.P. are owned of record by three limited partnerships of which KKR Associates, L.P. is the sole general partner and as to which it possesses sole voting and investment power. KKR Associates is a limited partnership of which Henry R. Kravis, George R. Roberts, Michael W. Michelson, James H. Greene, Jr., Edward A. Gilhuly (all directors of the Company), Robert I. MacDonnell, Paul E. Raether,
    Michael T. Tokarz, Perry Golkin, and Scott Stuart are the general partners. Such persons may be deemed to share beneficial ownership of the shares shown as owned by KKR Associates, L.P. The foregoing persons disclaim beneficial ownership of such shares of the Company.

(3) The Schedule 13G received by the Company from FMR Corp. ("FMR"), Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company ("Fidelity"), indicated that Fidelity, a wholly-owned subsidiary of FMR and an investment advisor under the Investment Advisors Act of 1940, is the beneficial owner of 18,613,351 shares of the Common Stock as a result of acting as investment advisor to various investment companies. The number of shares of Common Stock owned by the investment companies at December 31, 1999 included 726,250 shares of Common Stock resulting from the assumed conversion of 765,200 shares of the $2.375 Convertible Preferred Stock (0.949 shares of Common Stock for each share of the $2.375 Convertible Preferred Stock). Edward C. Johnson 3d, FMR, through its control of Fidelity, and the funds each has sole power to dispose of the

    18,613,351 shares owned by the funds. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, is the beneficial owner of 1,383,801 shares of Common Stock outstanding of the Company as a result of its serving as investment manager of the institutional account(s). The number of shares of Common Stock owned by the institutional account(s) at December 31, 1999 included 84,280 shares of Common Stock resulting from the assumed conversion of 88,800 shares of the $2.375 Convertible Preferred Stock described above. Edward C. Johnson 3d and FMR, through its control of Fidelity Management Trust Company, each has sole dispositive power over 1,383,801 shares of Common Stock and sole power to vote or to direct the voting of 781,921 shares of Common Stock, and no power to vote or to direct the voting of 601,880 shares of Common Stock owned by the institutional account(s) as reported above.

(4) The Schedule 13G received by the Company from Sanford C. Bernstein & Co., Inc. indicated it is beneficial owner of 13,263,010 shares of Common Stock with sole dispositive power with respect to 13,263,010 shares of Common Stock, shared dispositive power with respect to 0 shares of Common Stock, sole voting power with respect to 5,708,849 shares of Common Stock and shared voting power with respect to 1,627,066 shares of Common Stock. The foregoing 13G indicated that for the shares for which shared voting power is indicated, Sanford C. Bernstein & Co., Inc. clients have appointed an independent voting agent to vote such shares in the same manner as Sanford C. Bernstein & Co., Inc.

(5) The Schedule 13G received by the Company from Putnam Investments, Inc. ("PI") indicated that the filing was made on behalf of PI, its parent company, Marsh & McLennan Companies, Inc. ("MMC"), two subsidiaries of PI which are registered investment advisors, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"). The Schedule 13G filing further stated that neither MMC nor PI have any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the Schedule 13G. The Schedule 13G indicated that PI had shared voting power over 566,856 shares of Common Stock and shared dispositive power over 9,260,581 shares of Common Stock; PIM had shared dispositive power over 8,588,330 shares of Common Stock; and that PAC had shared voting power over 566,856 shares of Common Stock and shared dispositive power over 672,251 shares of Common Stock.

(6) The Schedule 13G received by the Company from State Street Bank and Trust Company ("State Street"), acting in various fiduciary capacities, indicated it is beneficial owner of 16,176,606 shares of Common Stock, with sole voting power with respect to 2,357,308 shares of Common Stock, shared voting power with respect to 13,596,607 shares of Common Stock, sole dispositive power with respect to 8,440,044 shares of Common Stock, and shared dispositive power with respect to 7,736,562 shares of Common Stock. The majority of the shares with respect to which State Street is the beneficial owner are owned on behalf of (a) the Owens-Illinois Hourly Supplemental Retirement Plan, (b) the Owens-Illinois Non-Union Retirement and Savings Plan, (c) the Owens-Illinois Stock Purchase and Savings Program, and
    (d) the Owens-Illinois Long Term Savings Plan. State Street expressly disclaims beneficial ownership of all of the shares of Common Stock reported in the Schedule 13G pursuant to Rule 13D-4.

(7) The table includes the number of shares of Common Stock that Joseph H. Lemieux, Thomas L. Young, R. Scott Trumbull, Terry L. Wilkison and all directors and officers as a group (other than as set forth in relation to KKR Associates, L.P.) held in the Stock Purchase and Savings Program as of February 29, 2000. No shares are held in such program for Peter J. Robinson.

(8) The number of shares shown as beneficially owned includes the following number of shares of unvested restricted stock over which the following persons or group had voting, but not investment, power as of February 29, 2000; Mr. Lemieux--149,212 shares; Mr. Young--20,000 shares;
    Mr. Trumbull--15,000 shares; Mr. Wilkison--15,000 shares; and all directors and officers as a group (other than as set forth in relation to KKR Associates, L.P.)--313,098 shares. The number of shares shown as beneficially owned by Mr. Robinson includes 20,000 phantom stock units issued under the Company's 1997 Equity Participation Plan.

(9) Does not include 3,000 shares of Common Stock held in an irrevocable trust created by Mr. Michelson for the benefit of his children with respect to which Mr. Michelson disclaims any beneficial ownership.

    The limited partnership agreements pursuant to which two of the limited partnerships noted in footnote 2 above (the "KKR Partnerships") were organized, by their terms, expired on December 31, 1999. The limited partnership agreement may be amended by all of the limited partners to extend the term beyond such date. No such amendment has been adopted. There can be no assurance that KKR Associates, L.P., as general partner of the KKR Partnerships, will seek an amendment or, if sought, that an amendment will be approved by the limited partners. In connection with the dissolution and winding up of the limited partnerships, KKR Associates, L.P. has sole discretion regarding the timing (which may be one or more years after the expiration of the partnership agreements) and manner of the disposition of any Common Stock held by such limited partnerships, including public or private sales of such Common Stock, the distribution of such Common Stock to the limited partners of the limited partnerships or a combination of the foregoing.

                              GENERAL INFORMATION

AUDITORS

    The Board, upon the recommendation of the Audit Committee, has approved the selection of Ernst & Young LLP as the Company's independent auditors for 2000. Representatives of Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

OUTSTANDING STOCK

    An aggregate of 146,952,743 shares of the Company's Common Stock was outstanding at the close of business on March 13, 2000. Each share entitles its holder of record to one vote on each matter upon which votes are taken at the Annual Meeting. Shares of Common Stock held by the trustee under the Company's 401(k) plans must be voted by the trustee in accordance with written instructions from participants in such plan or, as to those shares for which no instructions are received, in a uniform manner as a single block in accordance with the instructions received with respect to the majority of shares for which instructions were received from participants. No other securities are entitled to be voted at the Annual Meeting.

REVOCABILITY OF PROXIES

    Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Company in writing or at the 2000 Annual Meeting.

SOLICITATION COSTS

    The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board's recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

VOTING PROCEDURES

    The By-laws of the Company (the "By-laws") provide that a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, the holders of which are present in person or represented by proxy, shall constitute a quorum at any Annual Meeting.

    Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. The inspectors of election will treat shares of voting stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of voting stock represented by "broker non-votes" (i.e., shares of voting stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote,
(ii) the broker or nominee does not have discretionary voting power under applicable New York Stock Exchange rules or the instrument under which it serves in such capacity, and (iii) the recordholder has indicated on the proxy card or otherwise notified the Company that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum.

    The By-Laws provide that all matters to come before the Annual Meeting require the approval of the vote of the holders of a majority of the stock present in person or represented by proxy, unless the question is one upon which by express provision of law, or the Certificate of Incorporation, or the By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. On any such matters, abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes as to particular proposals, however, will be deemed shares not having voting power on such proposals. Accordingly, broker non-votes will not be counted for purposes of determining whether the requisite majority vote has been received in favor of a particular proposal.

    The By-Laws further provide that all elections shall be had and all questions decided by a plurality vote. Therefore, directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes.

    If a properly signed proxy form is returned to the Company and is not marked, it will be voted in accordance with management's recommendations on all proposals.

OTHER MATTERS

    Management of the Company does not know of any matter that will be presented for action at the 2000 Annual Meeting other than the election of directors. However, if any other matter should be brought to a vote at the meeting, all shares covered by proxies solicited hereby will be voted with respect to such matter in accordance with the proxy holders' discretion.

SECTION 16 BENEFICIAL OWNERSHIP COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater-than-ten-percent holders are required by SEC regulation to furnish the Company with copies of all such forms which they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no reports were required, all of its directors and executive officers made all required filings on time during 1999, except that for 1999, Michael D. McDaniel filed one report late covering one transaction.

SHARE OWNER PROPOSALS AND NOMINATIONS FOR 2000 ANNUAL MEETING

    A share owner desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 2001 Annual Meeting must deliver the proposal so that it is received by the Company no later than December 1, 2000. The Company requests that all such proposals be addressed to James W. Baehren, Secretary, Owens-Illinois, Inc., One SeaGate, Toledo, Ohio 43666, and mailed by certified mail, return receipt requested.

REPORTS TO SHARE OWNERS

    The Company has mailed this Proxy Statement and a copy of its 1999 Annual Report to each share owner entitled to vote at the Annual Meeting. Included in the 1999 Annual Report are the Company's consolidated financial statements for the year ended December 31, 1999.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY SENDING A WRITTEN REQUEST THEREFOR TO OWENS-ILLINOIS, INC., INVESTOR RELATIONS, ONE SEAGATE, TOLEDO, OHIO 43666.

Toledo, Ohio
March 31, 2000

                                     [LOGO]

                           OWENS-ILLINOIS, INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


P The undersigned hereby appoints David G. Van Hooser, Jeffrey A. Denker and
  James W. Baehren and each of them, or if more than one is present and acting R then a majority thereof, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated below, all O shares of common stock of Owens-Illinois, Inc. held of record by the undersigned on March 13, 2000, at the Annual Meeting of Share Owners to be X held on May 10, 2000, or at any adjournment thereof.

Y      Election of Directors, Nominees:

       Class III: Joseph H. Lemieux and Michael W. Michelson


(PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE HEREOF AND RETURN IT IN THE ENCLOSED ENVELOPE)

                                                                   SEE REVERSE
                                                                       SIDE

      PLEASE MARK YOUR
X     VOTES AS IN THIS
      EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHARE OWNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.


                            FOR         WITHHELD
1. Election of Directors  /   /          /   /     WITHHOLD AUTHORITY to vote for all    2. In their discretion, the Proxies are
   FOR nominees listed                             nominees listed on reverse side          authorized to vote upon such other
   on the reverse side                                                                      business as may properly come before
   (except as marked to                                                                     the meeting.
   the contrary).

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)



___________________________________________________


                                       Please sign exactly as name appears
                                       hereon. When shares are held by joint
                                       owners, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by
                                       President or other authorized officer.
                                       If a partnership, please sign in
                                       partnership name by authorized person.

                                       PLEASE MARK, SIGN, DATE AND RETURN THE
                                       PROXY CARD PROMPTLY USING THE ENCLOSED
                                       ENVELOPE.

                                       ______________________________________
                                        Signature

                                       ______________________________________
                                        Signature, if held jointly      DATE